UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 5, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2012, InVivo Therapeutics Holdings Corp. and its wholly owned subsidiary Invivo Therapeutics Corporation (together, the “Company”) entered into an agreement with Massachusetts Development Finance Agency (“MassDev”) pursuant to which MassDev has agreed to lend the Company up to $2,000,000 (the “Loan”). The Loan is made in part by MassDev from the Commonwealth of Massachusetts’s Emerging Technology Fund.

The Loan is evidenced by a promissory note to MassDev (the “Note”) under which the Company may request up to eight advances of which up to $200,000 may be used for general working capital purposes and the remainder of which is to be used for the purchase of manufacturing and lab, office and computer equipment. The Note bears a fixed annual interest rate of 6.5% and will mature on October 5, 2019. On October 9, 2012, the Company received an initial advance under the Note of $200,000. Payments under the Note shall commence on November 1, 2012. Payments will be made on a monthly basis, with interest-only payments for the first 30 months and thereafter payments of principal and interest in equal installments over the remaining term of the Note.

In the event of a default, all of the obligations of the Company under the Note may be declared immediately due and payable, and interest will accrue at a default rate of 8.5%. In addition to customary events of default, events of default under the Note include (i) a material default under the Company’s lease at One Kendall Square (the “Lease”); (ii) the failure to take necessary action to ensure the Lease or a new lease for the same or similar purpose as the Lease, expires no earlier than six months from October 5, 2019; (iii) any amendment to financial provisions of the Lease in a manner materially adverse to the Company (other than increases in rent of less than 25% in any fiscal year); (iv) the Company moves operations financed by the Loan outside of Massachusetts; (v) the failure to maintain a minimum liquidity of cash and marketable securities of not less than $300,000 at all times while the Loan remains outstanding; (vi) the failure to comply with obligations under the Warrant (as defined below); (vii) a material default under any other agreement entered into concurrently with the Note; and (viii) any merger or reorganization of the Company (other than a merger only involving a change in the state of incorporation of the Company or an acquisition where the Company survives as the going concern).

As partial consideration for the Loan, InVivo Therapeutics Holdings Corp. issued MassDev a warrant to purchase up to 36,145 shares of its common stock at an exercise price of $1.66 per share (the “Warrant”). The Warrant is immediately exercisable, expires in October 2019 and provides for registration rights for the shares issuable upon exercise of the Warrant. The Warrant was issued to MassDev in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder, including Regulation D, relating to sales by an issuer not involving a public offering. MassDev has represented to the Company that it is acquiring the Warrant and the shares of common stock issuable upon exercise thereof for investment and not for distribution, that it can bear the risks of investment and that it has had an opportunity to ask questions of, and receive answers from, the Company.

The Note is fully secured by all assets of the Company’s business except the Company’s intellectual property and equipment leased from Olympus America, Inc. In addition, the Company agreed not to sell, pledge, grant a security interest in, or otherwise transfer or encumber any of its intellectual property for so long as the Loan is outstanding.

The above description does not purport to be complete and is qualified in its entirety by the full text of the Warrant and Note which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are hereby incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Note is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance and description of the Warrant is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Warrant dated October 5, 2012 issued to Massachusetts Development Finance Agency.

10.1	Promissory Note dated October 5, 2012 in favor of Massachusetts Development Finance Agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: October 9, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated October 5, 2012 issued to Massachusetts Development Finance Agency.

10.1	Promissory Note dated October 5, 2012 in favor of Massachusetts Development Finance Agency.